Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 29, 2017 (this “Amendment”), is by and among Commercial Metals Company, a Delaware corporation (the “Company”), CMC International Finance S.à r.l., a company organized and existing under the laws of Luxembourg as a société à responsabilité limitée (the “Foreign Borrower”) (the Company, together with the Foreign Borrower, collectively, the “Borrowers”), the lending institutions party hereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for itself and the other Lenders (as defined below) party to that certain Credit Agreement, dated as of June 26, 2014 (as amended to date, and as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Borrowers, the lending institutions party thereto (the “Lenders”) and the Administrative Agent. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Company intends to enter into the Contemplated Acquisition (as defined below) of the Target (as defined below) pursuant to a certain purchase agreement to be entered into by the Company and the Target on terms and conditions satisfactory to the Administrative Agent (together with the exhibits and schedules thereto, as amended, restated, supplemented or otherwise modified from time to time, the “Contemplated Purchase Agreement”).

WHEREAS, the Borrowers have requested that the Lenders (i) authorize, notwithstanding the amount set forth in Section 2.14(a) of the Credit Agreement, the potential incurrence by the Company of Incremental Term Loans up to an amount of $600,000,000 subject to the terms and conditions set forth in Section 2.14 of the Credit Agreement (as amended hereby), to (w) fund the Contemplated Acquisition, (x) repay certain existing indebtedness of the Target and its subsidiaries, and (y) pay transaction fees and expenses related thereto, and (ii) amend the Credit Agreement to make certain further revisions to the terms and conditions of the Credit Agreement as specifically set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers, the Required Lenders and the Administrative Agent hereby agree as follows:

§ 1 Amendments to Credit Agreement.

The Borrowers, the Administrative Agent and the Lenders party hereto, hereby agree as of the Effective Date (as defined below) to amend the Credit Agreement as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order to read as follows:

“Acquisition Incremental Loans” has the meaning specified in Section 2.14(a).

“Contemplated Acquisition” has the meaning specified in Section 2.14(a).

“Contemplated Purchase Agreement” has the meaning specified in Section 2.14(a).

“LCA Election” means the Company’s election to treat an acquisition or other specified investment as a Limited Condition Acquisition.

“LCA Test Date” has the meaning specified in Section 1.10.

“Limited Condition Acquisition” means (i) any Permitted Acquisition or other Investment permitted hereunder by the Company or one or more of its Material Subsidiaries, including by way of merger, consolidation or amalgamation, for which the Company has obtained or intends to obtain third party financing, or (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Target” has the meaning specified in Section 2.14(a).

“Term B Loan” means a loan made by any Term Lender in the form of term loan b pursuant to an Incremental Term Commitment.

“Term B Loan Amendment” has the meaning specified in Section 2.14(k).

(b) Article I of the Credit Agreement is hereby amended to add a new Section 1.10 thereto and shall read in its entirety as follows:

(c) “Notwithstanding anything to the contrary in this Agreement and solely for the purpose of (A) measuring the financial ratios or any relevant covenant with respect to the incurrence of any Indebtedness (including any Incremental Revolving Commitments or Incremental Term Commitments) or Liens or the making of any Investments or Dispositions or (B) determining compliance with representations and warranties or the occurrence of any Default or Event of Default, in each case, in connection with Borrower’s election to treat an acquisition or other specified investment as a Limited Condition Acquisition, the date of determination of whether any such action (i.e., the incurrence of any Indebtedness or Liens or the making of any Investments or Dispositions) is permitted hereunder shall be deemed to be the date on which the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent test period ending prior to the LCA Test Date, the Company could have taken such action on the relevant LCA Test Date in compliance with such financial ratio, covenant, representation or warranty, then such financial ratio, covenant, representation or warranty shall be deemed to have been complied with.”

(d) Section 2.14(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Request for Increase. Provided (i) subject to Section 1.10, there exists no Default both before and after giving effect to any Incremental Revolving Commitment or Incremental Term Commitment (including compliance by the Company with the covenants set forth in Sections 7.10, 7.11 and 7.12 determined on a pro forma basis) and (ii) upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may from time to time, request, and, subject to this Section 2.14 (including Section 2.14(c)) Lenders hereby consent to, (x) an increase in the Revolving Credit Facility (each, an “Incremental Revolving Commitment”) and/or (y) the establishment of one or more new term loan commitments (each, an “Incremental Term Commitment”), by an amount (for all such requests in the aggregate) not exceeding $250,000,000; provided that (A) any such request for an increase shall be in a minimum amount of $5,000,000, and (B) no such increase shall increase the Letter of Credit Sublimit, the Domestic Swing Line Sublimit, the Foreign Swing Line Sublimit or the Foreign Borrower Sublimit. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders or such other time period as agreed to by the Borrower and any Lender providing an Incremental Revolving Commitment or an Incremental Term Commitment); provided further that, solely to the extent the proceeds thereof are applied to (w) fund the acquisition (the “Contemplated Acquisition”) by the Company of certain assets of the business, and certain outstanding common stock, belonging directly or indirectly to GNA Financing, Inc., a Delaware corporation, or certain of its subsidiaries and affiliates (collectively, the “Target”), pursuant to a certain purchase agreement to be entered into by the Company and the Target on terms and conditions satisfactory to the Administrative Agent (together with the exhibits and schedules thereto, as amended, restated, supplemented or otherwise modified from time to time, the “Contemplated Purchase Agreement”), (x) repay certain existing indebtedness of the Target and its subsidiaries, and (y) pay transaction fees and expenses related thereto, the Company may request Incremental Term Commitments up to an amount of $600,000,000 (the “Acquisition Incremental Loans”); provided further that, (i) immediately after the incurrence of the Acquisition Incremental Loans, or (ii) in the event that the Contemplated Acquisition is consummated without the incurrence of the Acquisition Incremental Loans, the amount that the Company may request hereunder shall not exceed $250,000,000.”

(e) Section 2.14(f) of the Credit Agreement is hereby amended to add a new sentence to the end thereof to read as follows:

“Notwithstanding anything to the contrary in this Section and solely in the case of any Incremental Commitments incurred in connection with a Limited Condition Acquisition, the Company’s compliance with any representation or warranty, covenant or other condition shall be determined in accordance with Section 1.10 hereof. Notwithstanding Section 2.14(f) or in any other provision of any Loan Document, if the proceeds of any Incremental Term Loans are to incurred in connection with a Limited Condition Acquisition and the Lenders or other lenders providing such Incremental Term Loans so agree, the availability thereof shall be subject to customary “SunGard” conditionality.”

(f) Section 2.14 of the Credit Agreement is hereby amended to add a new clause (k) to read as follows:

“(k) Further Amendments to this Agreement. In the event that the Acquisition Incremental Loans are incurred in the form of Term B Loans, the following amendments to this Agreement may be effected pursuant to an Increase Joinder among the Borrowers, the Administrative Agent and the lenders providing the Acquisition Incremental Loans (the “Term B Loan Amendment”):

(i).	Sections 1.01 and 2.05(b) of this Agreement may be amended to include a customary excess cash flow mandatory prepayment provision requiring the Borrowers to prepay on a pro rata basis any amounts outstanding under any Term Loan facility incurred under the Credit Agreement with excess cash flow on an annual basis;

(ii).	Section 2.14 of this Agreement may be amended to (x) clarify that any Term B Loans shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans and (y) include a customary “most favored nation” provision, which will apply only for so long as any Acquisition Incremental Term Loans are outstanding, requiring that, in the event that following the incurrence of the Acquisition Incremental Loans, additional Incremental Term Commitments are incurred in the form of Term B Loans, for which the ‘all-in yield’ applicable to such additional Incremental Term Commitments is greater than the applicable ‘all-in-yield’ payable to the lenders providing the Acquisition Incremental Loans by a threshold to be agreed in the Term B Loan Amendment, then the interest rate (together with the applicable rate floor) with respect to the Acquisition Incremental Loans shall be increased by the applicable difference;

(iii).	Section 8.02 of this Agreement may be amended to clarify that, for purposes of determining whether the Required Lenders have consented, or requested the Administrative Agent, to undertake any actions listed in Section 8.02 of this Agreement solely in connection with an Event of Default in respect of any default of performance or compliance with the covenants under Section 7.10 or 7.11 of this Agreement, the Acquisition Incremental Loans in the form of Term B Loans shall not be included in the calculation of the Required Lenders. For the avoidance of doubt, once any enforcement action has been taken at the request of the Required Lenders (excluding the lenders holding Acquisition Incremental Loans in the form of Term B Loans), the lenders providing the Acquisition Incremental Loans in the form of Term B Loans shall be entitled to direct the Administrative Agent to take any or all of the enforcement actions with respect to the Acquisition Incremental Loans and the Administrative Agent shall, in each such case, act upon such direction;

(iv).	Section 11.01 of this Agreement may be amended to clarify that for purposes of determining whether the Required Lenders have (A) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to Sections 7.10 and 7.11 of this Agreement and/or any related definitions or (B) waived any Default or Event of Default resulting from a breach of Sections 7.10 and 7.11, the Acquisition Incremental Loans in the form of Term B Loans shall not be included in the calculation of Required Lenders; and

(v).	Section 11.01 of this Agreement may be amended to require additional guarantees and security interests to guarantee and secure any and all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Term B Loans (the “Additional Guarantee and Security”) and to provide that, so long as any Term B Loans and any obligations in connection thereto remain outstanding, the Collateral, including the Additional Guarantee and Security, (i) shall not be subject to the Collateral Release Event provisions set forth in Section 11.21, and (ii) shall guarantee and secure the Term B Loans, the other Term Loans and the Revolving Credit Loans on a pari passu basis; provided that, upon termination of any commitments with respect to Term B Loans and payment in full of all Term B Loans and all obligations in connection thereto, the Additional Guarantee and Security shall be released and the Collateral shall be subject to the Collateral Release Event provisions in Section 11.21.”

(g) Section 7.03 of the Credit Agreement is hereby amended to (i) delete “and” at the end of subsection (l) thereof, (ii) delete “.” at the end of subsection (m) thereof and include “; and” in lieu thereof and (iii) add thereto a new subsection (n) to read as follows:

“(n) Indebtedness, the proceeds of which are used to (i) fund the Contemplated Acquisition, (ii) prepay certain existing indebtedness of the Target and its subsidiaries in connection with the Contemplated Acquisition, or (iii) pay transaction fees and expenses related to the Contemplated Acquisition.”

§ 2 Conditions to Effectiveness. This Amendment shall become effective only (A) upon execution of the Contemplated Purchase Agreement and (B) provided that the following conditions are satisfied prior to 11:59 p.m., New York City time, on December 29, 2018 (the date upon which (A) and (B) occur being referred to herein as the “Effective Date”):

(a) the Contemplated Acquisition shall have been or, substantially concurrently with the borrowing of the Acquisition Incremental Loans, will be, consummated in accordance with the Contemplated Purchase Agreement;

(b) the Administrative Agent shall have received a counterpart signature page to this Amendment, duly executed and delivered by the Borrowers, each Domestic Guarantor, each Foreign Guarantor and the Lenders consisting of at least the Required Lenders;

(c) the Administrative Agent shall have received (i) a certified resolution of the Company authorizing the execution, delivery and performance of this Amendment, and (ii) a certified resolution of the Foreign Borrower authorizing the execution, delivery and performance of this Amendment;

(d) a certificate dated signed by a chief executive officer, chief financial officer, general counsel and corporate secretary, treasurer, or a senior vice president of the Company, confirming compliance with the conditions precedent set forth in Section 2(a);

(e) the Administrative Agent shall have received, in form and substance reasonably acceptable to it, all incumbency certificates, certificates of no default, and such other certificates and documents as reasonably requested by the Administrative Agent;

(f) the Administrative Agent shall have received all invoiced out of pocket fees and expenses due and owing in connection with this Amendment; and

(g) the Borrowers shall have paid all invoiced fees and expenses of the Administrative Agent’s counsel, Latham & Watkins LLP.

§ 3 Representations and Warranties. The Borrowers represent and warrant to the Administrative Agent and the Lenders as follows:

(a) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that a representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date, and except that the representations contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) of the Credit Agreement, respectively;

(b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

(c) (i) the Borrowers have full power and authority to execute and deliver this Amendment, (ii) this Amendment has been duly executed and delivered by the Borrowers, as the case may be, and (iii) this Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrowers, as the case may be, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(d) neither the execution, delivery and performance of this Amendment or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will violate any Law or conflict with any Organization Documents of either Borrower, or any indenture, agreement or other instrument to which either Borrower or any of its property is subject; and

(e) no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required for (i) the execution, delivery or performance by either Borrower of this Amendment or (ii) the acknowledgement by any Domestic Guarantor and Foreign Guarantor of this Amendment.

§ 4 No Other Amendments, etc. Except as expressly provided in this Amendment, (a) all of the terms and conditions of the Credit Agreement and the other Loan Documents (as amended and restated in connection herewith, if applicable) remain unchanged, and (b) all of the terms and conditions of the Credit Agreement, as amended hereby, and of the other Loan Documents (as amended and restated in connection herewith, if applicable) are hereby ratified and confirmed and remain in full force and effect. Nothing herein shall be construed to be an amendment, consent or waiver of any requirements of the Borrowers or of any other Person under the Credit Agreement or any of the other Loan Documents except as expressly set forth herein or pursuant to a written agreement executed in connection herewith. Nothing in this Amendment shall be construed to imply any willingness on the part of the Administrative Agent or any Lender to grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

§ 7 Guarantors’ Acknowledgment. By signing below, each Domestic Guarantor and Foreign Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrowers of this Amendment, (b) acknowledges and agrees that its obligations in respect of its Domestic Guaranty or Foreign Guaranty, as applicable, are not released, diminished, waived or modified, impaired or affected in any manner by this Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Domestic Guaranty or Foreign Guaranty, as applicable, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Domestic Guaranty or Foreign Guaranty, as applicable.

§ 8 Reference to the Credit Agreement.

(a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as modified hereby. This Amendment shall be a Loan Document.

(b) The Credit Agreement, as modified herein, shall remain in full force and effect and is hereby ratified and confirmed.

§ 9 Costs, Expenses and Taxes. The Company agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

§ 10 Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

§ 11 Governing Law; Binding Effect. This Amendment shall be deemed to be a contract made under and governed by and continued in accordance with the internal laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

§ 12 Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

§ 13 ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

COMMERCIAL METALS COMPANY,
as Borrower

By:	/s/ Paul Lawrence
Name: Paul Lawrence
Title: Treasurer and Vice President Financial Planning and Analysis

[Signature Page to Fourth Amendment to Fourth Amended and Restated Credit Agreement]

CMC INTERNATIONAL FINANCE, S.Á R.L., as Borrower

By:	/s/ William M. Gooding
Name: William M. Gooding
Title: Class B Manager

[Signature Page to Fourth Amendment to Fourth Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Melissa Mullis
Name: Melissa Mullis
Title: Assistant Vice President

[Signature Page to Fourth Amendment to Fourth Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as Lender, L/C Issuer and Swingline Lender

By:	/s/ Scott Blackman
Name: Scott Blackman
Title: SVP

[Signature Page to Fourth Amendment to Fourth Amended and Restated Credit Agreement]

CITIBANK, N.A., as Lender and L/C Issuer

By:	/s/ Bradley C. Peters
Name: Bradley C. Peters
Title: Director

[Signature Page to Fourth Amendment to Fourth Amended and Restated Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Jonathan D. Beck
Name: Jonathan D. Beck
Title: Vice President

[Signature Page to Fourth Amendment to Fourth Amended and Restated Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION,

By:	/s/ Mahir J. Desai
Name: Mahir J. Desai
Title: Vice President

[Signature Page to Fourth Amendment to Fourth Amended and Restated Credit Agreement]

BMO HARRIS BANK N.A. as a Lender

By:	/s/ Jason Deegan
Name: Jason Deegan
Title: Vice President

[Signature Page to Fourth Amendment to Fourth Amended and Restated Credit Agreement]

U.S. Bank, National Association as a Lender

By:	/s/ Steven J. Sawyer
Authorized Signatory

[Signature Page to Fourth Amendment to Fourth Amended and Restated Credit Agreement]

Capital One N.A. as a Lender

By:	/s/ David C. Hauglid
Authorized Signatory: David C. Hauglid

[Signature Page to Fourth Amendment to Fourth Amended and Restated Credit Agreement]

ACKNOWLEDGED AND AGREED:

COMMERCIAL METALS COMPANY

By:	/s/ Paul Lawrence
	Name:	Paul Lawrence
	Title:	Treasurer and Vice President
Financial Planning and Analysis

STRUCTURAL METALS, INC.
C M C STEEL FABRICATORS, INC.
SMI STEEL LLC
OWEN ELECTRIC STEEL COMPANY OF
SOUTH CAROLINA
SMI-OWEN STEEL COMPANY, INC.
OWEN INDUSTRIAL PRODUCTS, INC.

By:	/s/ Paul Lawrence
	Name:	Paul Lawrence
	Title:	Treasurer

CMC GH, LLC

By:	/s/ Paul Lawrence
	Name:	Paul Lawrence
	Title:	Treasurer and Vice President
Financial Planning and Analysis

CMC POLAND SP. Z O.O.

By:	/s/ Jerzy Kozicz
	Name:	Jerzy Kozicz
	Title:	President of the Management Board

By:	/s/ Tomasz Flak
	Name:	Tomasz Flak
	Title:	Member of the Management Board

[Signature Page to Fourth Amendment to Fourth Amended and Restated Credit Agreement]